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                                                                  Exhibit 10(h)



                               PURCHASE AGREEMENT



                                                           As of June 29, 2004


Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY


Dear Sirs:

         TXU Corp., a Texas corporation (the "Company"), subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, confirms its agreement with Merrill Lynch International ("Merrill Lynch") to purchase from Merrill Lynch twenty million (20,000,000) shares (the "Initial Shares") of common stock of the Company, no par value (the "Common Stock"), at a per share price equal to (i) the closing price (the "Initial Price") of the Common Stock on June 29, 2004 (subject to adjustment as provided herein) or on such other date and at such other time as the parties may mutually agree (the "Execution Date") plus (ii) $0.075. Prior to the close of business on the first Trading Day (as hereinafter defined) immediately following the Execution Date (the "Settlement Date"), (A) the Company will pay for the Initial Shares by delivering an amount equal to the Aggregate Purchase Price (as hereinafter defined) plus Aggregate Commissions (as hereinafter defined) by wire transfer of immediately available funds to an account designated by Merrill Lynch and (B) Merrill Lynch will authorize The Depository Trust Company to send physical stock certificates representing the Initial Shares directly to the Company. The parties understand and agree that the delivery of the Initial Shares by or on behalf of Merrill Lynch upon the payment of the Aggregate Purchase Price and Aggregate Commissions by the Company is irrevocable and that as of the Settlement Date the Company shall be the sole beneficial owner of the Initial Shares for all purposes.

         The purchases of shares of Common Stock anticipated by this Agreement shall be pursuant to the requirements of and in conformity with the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a Plan established by the Issuer as permitted by Rule 10b5-1 (the "Plan") described in Annex C hereto.

         Section 1.   Purchase Price Adjustment.

         (a) On the Execution Date and contemporaneously with the execution of this Agreement, each of the Execution Date, the Maturity Date, the Initial Price, the Daily Share Purchase Amount, Aggregate Commissions and the Aggregate Purchase Price (each as previously or hereinafter defined) shall be determined and set forth on the Purchase Agreement Pricing Supplement attached as Annex A hereto.

         (b) For each Trading Day, commencing on the Settlement Date, the Calculation Agent (as hereinafter defined) shall determine the following amounts, as applicable:

         (i) The Purchase Price Adjustment (as hereinafter defined) owed to Merrill Lynch by the Company on the Excess Daily Value (as hereinafter defined), if any, for each prior Trading Day;
         (ii) The Purchase Price Adjustment owed to the Company by Merrill Lynch on the Deficit Daily Value (as hereinafter defined), if any, for each prior Trading Day; and
         (iii) The value (which may be positive or negative) by which the sum of the Purchase Price Adjustment pursuant to clause (ii) above exceeds the Purchase Price Adjustment pursuant to clause (i) above with respect to each day during the Transaction Term (a "Daily Accrual Value").


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         (c) On the third Trading Day immediately following the last day of the Transaction Term (the "Final Settlement Date"), Merrill Lynch shall pay the Final Settlement Value if the Final Settlement Value is negative or the Company shall pay the Final Settlement Value if the Final Settlement Value is positive.

         (d) In the event that the Final Settlement Value is positive, prior to the close of business on the Final Settlement Date, the Company shall cause to be delivered, at the Company's option, either (i) an amount in cash (by wire transfer of immediately available funds) equal to the sum of the Final Settlement Value or (ii) the lesser of (Y) Final Stock Settlement Shares, the value of which is equal to the Final Settlement Value divided by the difference between (a) the closing price on the Maturity Date and (b) $0.03 or (Z) the Cap Amount. In the event that the Company elects to pay such amount in Final Stock Settlement Shares it shall cause to be delivered through The Depository Trust Company to Merrill Lynch a certificate or certificates representing the Final Stock Settlement Shares, in such denominations and in such names as Merrill Lynch may specify. If a Stock Settlement Deficiency exists, Merrill Lynch will notify the Company within five (5) Trading Days of the determination of such Stock Settlement Deficiency. Within one (1) Trading Day of being notified by Merrill Lynch of the occurrence of a Stock Settlement Deficiency, the Company shall deliver to Merrill Lynch, at the Company's sole discretion, either (x) an amount in cash (by wire transfer of immediately available funds) equal to the Stock Settlement Deficiency Amount or (y) shares of Common Stock, the value of which is equal to the Stock Settlement Deficiency Amount (such number of shares being based on bids in the market for Common Stock on the date of the notification by Merrill Lynch to the Company of the Stock Settlement Deficiency). If the Company elects to deliver shares of Common Stock pursuant to the preceding sentence, the Company shall be obligated to deliver shares of Common Stock to Merrill Lynch, upon notification by Merrill Lynch, until such time as Merrill Lynch has received an amount from the sale of such shares equal to the Final Settlement Value or until such time as the Company has delivered the amount of shares which is equal to the Cap Amount.

         In the event that the Final Settlement Value is negative, Merrill Lynch shall cause such amount to be delivered to the Company. Merrill Lynch shall satisfy such obligation by delivery to the Company, at the Company's option, either (a) an amount in cash (by wire transfer of immediately available funds) equal to the Final Settlement Value or (b) a number of shares of Common Stock equal to the quotient obtained by dividing the Final Settlement Value by the aggregate purchase price paid by Merrill Lynch to acquire such shares of Common Stock on the day immediately prior to the Final Settlement Date. The parties understand and agree that the deliveries made pursuant to the preceding sentence shall be irrevocable and shall satisfy in full Merrill Lynch's obligations under this Section 1.

         If Merrill Lynch is unable to purchase a total number of shares of Common Stock equal to or greater than the Initial Shares by the Maturity Date, then:

         (i) The Company will deliver to Merrill Lynch a number of shares of Common Stock equal to the difference between the Initial Shares and the number of shares of Common Stock purchased by Merrill Lynch pursuant to this Agreement as of the Maturity Date (the "Remaining Shares") against a payment per share equal to (a) in the case of delivery by the Company of shares of Common Stock registered for resale under the Securities Act, the Closing Price on the Trading Day immediately preceding such date of delivery minus a fee equal to $0.11, provided, that if Merrill Lynch exercises its option to cease purchasing shares of Common Stock pursuant to Section 3.1(b)(iv) in light of internal policies and procedures voluntarily adopted by Merrill Lynch, the $0.11 fee will not be deducted from the Closing Price, or (b) in the case of delivery by the Company of shares of Common Stock not registered for resale under the Securities Act, the price at which Merrill Lynch can sell such shares, taking into account reasonable hedging costs; provided that Merrill Lynch and the Company shall mutually agree in good faith on the manner of sale with respect to such shares.

                                       2
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                  (ii) Merrill Lynch will determine the Final Settlement Value using the Closing Price described above in (i) for the Remaining Shares.

                  (iii) The Company will compensate Merrill Lynch for costs, including reasonable hedging costs, incurred, or reasonably expected to be incurred, by Merrill Lynch in taking delivery of the Remaining Shares as compared to purchases of shares of Common Stock in the open market. The Company may satisfy such obligation by delivery to Merrill Lynch, at the Company's option, either (a) an amount in cash (by wire transfer of immediately available fund) equal to such amount or (b) a number of shares equal to the quotient obtained by dividing such amount by the Closing Price realized by Merrill Lynch upon any resale of the shares.

         The Final Stock Settlement Shares and any other shares of Common Stock made as payment by the Company to Merrill Lynch pursuant to Section 1(d) shall be delivered by the Company in shares of Common Stock the resale of which may be unregistered or registered under the Securities Act. In the event the Company elects to deliver shares pursuant to Section 1(d) that are intended to be registered under the Securities Act, no later than five Trading Days prior to any delivery, the Company shall have executed and delivered to Merrill Lynch the Registration Rights Agreement. In the event that shares which are not intended to be registered under the Securities Act are delivered to Merrill Lynch pursuant to Section 1(d), Merrill Lynch shall determine the value of such shares by applying a commercially reasonable discount.

         Section 2. Anti-dilution Adjustments.

         (a) Subdivisions and Combination of Common Stock. In the event that the outstanding shares of the Common Stock shall be subdivided or split (including by means of a stock dividend) into a greater number of shares of Common Stock where the effective date of such combination or the record date for such split occurs during the Transaction Term, the Initial Shares and the Daily Share Purchase Amount shall be proportionately increased and the Initial Price shall be deemed to be proportionately decreased. Conversely, in the event that the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock through a combination of shares of Common Stock or a reverse stock split where the effective date of such combination or the record date for such reverse stock split occurs during the Transaction Term, the Initial Shares and the Daily Share Purchase Amount shall be proportionately decreased and the Initial Price shall be proportionately increased. Any adjustment pursuant to this Section 2(a) shall become effective (i) in the case of a subdivision or combination of the Common Stock, on the effective date of such subdivision or combination or (ii) in the case of a stock split or reverse stock split, at the close of business on the record date for such stock split or reverse stock split. Notwithstanding anything to the contrary contained herein, no adjustment shall be made pursuant to this Section 2(a) unless a similar adjustment is required to be made to the number of shares of Common Stock delivered or deliverable to the lender or lenders of Common Stock to Merrill Lynch.

         (b) Reclassification, Consolidation, Merger or Sale of Assets. In the event that during the Transaction Term the Company shall enter into any agreement, arrangement or understanding that provides for any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an event specified in Section 2(a)), any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange and pursuant to any of which the Common Stock is converted into the right to receive other securities, cash or other property (each of the foregoing, an "Extraordinary Transaction") then Merrill Lynch and the Company shall negotiate in good faith to amend this Agreement to give appropriate effect to the Extraordinary Transaction. In the event that the parties are unable to reach an agreement on the earlier of
(i) twenty (20) Trading Days prior to the date, if any, that is specified for the consummation of such transaction under the governing legal agreements for such transaction and (ii) ten (10) Trading Days after the first public disclosure of the contemplated Extraordinary Transaction (the "Early
Termination Date"), (w) the Transaction Term shall be deemed to terminate on the twentieth Trading Day after the Early Termination Date, (x) the provisions of Section 3(b)(i) shall be void and of no further force or effect from and after the Early Termination Date and (y) the Final Settlement Date shall be the twenty-sixth Trading Day after the Early Termination Date.

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         (c) Extraordinary Dividends. In the event that the Company declares an extraordinary dividend or has an ex-dividend date occur during the Transaction Term, Merrill Lynch may (i) accelerate the repurchases and settlement of the shares of Common Stock as of the date of declaration of such dividend or
(ii) require the Company to settle the transaction immediately by delivering shares of Common Stock to Merrill Lynch equal to the number of Initial Shares less the number of shares of Common Stock purchased as of the date of declaration of such dividend, and in each case (1) the provisions of Section 3(b) shall be void and of no further force and effect from and after the date of acceleration, (2) either the Company or Merrill Lynch will pay the Final Settlement Amount as provided in Section 1(c) and (3) the Company, in order to reimburse Merrill Lynch for its reasonable market execution costs, will pay to Merrill Lynch the Acceleration Fee. If Merrill Lynch exercises its option pursuant to subclauses (i) or (ii) of this Section 2(c), the date of such exercise shall be referred to as the "Acceleration Date."

        Section 3. Covenants.

        (a) The Company covenants and agrees with Merrill Lynch:

        (i) during the Transaction Term, neither the Company nor any of its affiliates shall take any action that would cause the purchases by Merrill Lynch pursuant to Section 3(b)(i) of this Agreement not to comply with the provisions of Rule 10b-18 under the Exchange Act as if such provisions applied; and

        (ii) during the Transaction Term, to promptly notify Merrill Lynch telephonically (which oral communication shall be promptly confirmed by telecopy to Merrill Lynch) that as a result of an acquisition or other business combination transaction or for any other reason, the Company determines that the Company will be engaged in a distribution of shares of Common Stock or other securities for which Common Stock is a reference security for purposes of Rule 102 of Regulation M under the Exchange Act and to promptly notify Merrill Lynch by telecopy of the period commencing on the date that is one (1) business day before the commencement of such distribution and ending on the day on which the Company completes the distribution.

        (b)  Merrill Lynch covenants and agrees with the Company:

        (i) subject to clauses (ii), (iii), (iv) and (v) below, to use its best efforts to purchase, or cause to be purchased, on each Trading Day during the Transaction Term the Daily Share Purchase Amount on the open market at the then market price;

       (ii) in connection with bids and purchases pursuant to clause (i) above, Merrill Lynch shall comply, or cause compliance, with the timing and volume provisions of Rule 10b-18(b)(2) and (4) under the Exchange Act as if such provisions applied;

       (iii) in connection with bids and purchases pursuant to clause (i) above, Merrill Lynch will effect purchases at a purchase price that does not exceed the highest independent bid or the last independent transaction price, whichever is higher, reported in the consolidated system at the time such purchases are effected (as those terms are defined in Rule 10b-18 under the Exchange Act;

       (iv) not to purchase shares of Common Stock on any Trading Day with respect to which Merrill Lynch reasonably determines in good faith that it is appropriate, in light of any legal or regulatory requirements or related policies and procedures (including policies or procedures that have been voluntarily adopted by Merrill Lynch), for Merrill Lynch to refrain from purchasing shares of Common Stock on any such Trading Day. Merrill Lynch shall promptly notify the Company upon exercising its rights pursuant to this clause (iv) and shall subsequently promptly notify the Company on the day Merrill Lynch shall resume purchasing shares of Common Stock pursuant to clause (i) above, it being understood that Merrill Lynch shall not be required to indicate to the Company the reason for Merrill Lynch's exercise of its rights pursuant to this clause (iv) if Merrill Lynch reasonably determines in good faith that disclosing such reason to the Company may result in a violation of federal or state securities laws or is prohibited by Merrill Lynch's internal conflicts policies and procedures; and

       (v) in connection with purchases pursuant to clause (i) above, Merrill Lynch will effect all purchases through its U.S. broker dealer, Merrill Lynch, Pierce, Fenner & Smith Incorporated;

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provided, however, that it is understood and agreed that, if after making reasonable commercial efforts to borrow shares of Common Stock from other lenders which efforts are not successful, Merrill Lynch shall not be obligated to comply with the above clause of this paragraph (b) if it is required to purchase any Shortfall Shares (as hereinafter defined).

         Section 4. Representations and Warranties.

         The Company hereby represents and warrants to Merrill Lynch that as of the date hereof and each Trading Day during the Transaction Term:

         (a) the Company has all power and authority to execute this Agreement and enter into the Plan and the transactions contemplated hereby;

         (b) this Agreement has been duly authorized, validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies);

         (c) the Company will have a sufficient number of treasury shares or duly authorized but unissued shares of Common Stock available to deliver the Cap Amount;

         (d) the Company is not entering into this Agreement (i) to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or (ii) to facilitate a future distribution of the Common Stock (or any security convertible into or exchangeable for Common Stock) or in connection with a future issuance of securities as part of a plan, in either case with the intention to manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock);

         (e) the purchase of the Initial Shares by the Company, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, other than such defaults which would not impair the ability of the Company to perform its obligations hereunder in all material respects, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or Bylaws of the Company or any statute or any rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

         (f) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company is required for the purchase of the Initial Shares by the Company, the compliance by the Company with all the terms of this Agreement, or the consummation by the Company of the transactions contemplated by this Agreement, other than the registration of shares of Common Stock pursuant to the Registration Rights Agreement;

         (g) the Company has made its own independent inquiry as to the legal, tax, credit and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and the Company has not relied on Merrill Lynch, Merrill Lynch's legal counsel or Merrill Lynch's accounting advisors for legal, tax, credit or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions. The Company agrees and acknowledges that Merrill Lynch and its affiliates may from time to time, not in the capacity of the Company's agent but in the ordinary course of their business, execute transactions for their own account or the account of customers and hold and deal in securities or options on securities of the Company (including, without limitation, Common Stock) and that Merrill Lynch and its affiliates may continue to conduct such transactions during the Transaction Term.

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         Merrill Lynch hereby represents and warrants to the Company that:

         (a) Merrill Lynch has all power and authority to execute this Agreement and to consummate the transactions contemplated hereby;

         (b) this Agreement has been duly authorized, validly executed and delivered by Merrill Lynch and constitutes a legal, valid and binding agreement of Merrill Lynch, enforceable against Merrill Lynch in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies);

         (c) Merrill Lynch has made its own independent inquiry as to the legal, tax, credit and accounting aspects of the transactions contemplated by this Agreement and any related transactions, and Merrill Lynch has not relied on the Company or its legal counsel or accounting advisors for legal, tax, credit or accounting advice in connection with the transactions contemplated by this Agreement or any related transactions.

         (d) Merrill Lynch acknowledges that its rights under this Agreement (other than Section 5) do not directly or indirectly give rise to any rights or claims against the Company as a creditor of the Company.

         Section 5. Indemnification.

         (i) The Company agrees to indemnify Merrill Lynch and its affiliates and their respective directors, officers, employees, agents and controlling persons (Merrill Lynch and each such person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of (a) the breach by the Company of any of its representations or warranties contained in this Agreement or the Plan and (b) the breach by the Company of any of its covenants or agreements contained in this Agreement or the Plan, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party except if such claim, action or proceeding is initiated or brought by or on behalf of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted directly from willful misconduct or negligence on the part of Merrill Lynch or on the part of any other Indemnified Party.

         (ii) If the indemnification provided for in this Agreement is for any reason held unenforceable, the Company agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with the same) for which such indemnification is held unenforceable as shall be appropriate to reflect (1) the relative fault of the Company on the one hand and the Indemnified Parties on the other hand in connection with the actions or inactions that have resulted in such losses, claims, damages, liabilities and expenses, (2) the relative benefits received by the Company on the one hand and Merrill Lynch on the other hand from the transactions contemplated by the Agreement and (3) any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such actions or inaction. The Company and Merrill Lynch each agree that it would not be just and equitable if contributions pursuant to this subparagraph (ii) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 5, Merrill Lynch shall not be required to contribute in excess of the amount equal to the excess of (x) the compensation received by Merrill Lynch pursuant to this Agreement over (y) the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of any such action or inaction.

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         (iii) The Company agrees that without the prior written consent of
Merrill Lynch, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect to which indemnification could be sought under the indemnification provision of this Agreement unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

         (v) The provisions of this Section 5 shall survive any termination of this Agreement or completion of the transactions contemplated hereby for three
(3) years.

         (vi) Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof may be made against the Company under this Section 5, notify the Company in writing of the commencement thereof, but the omission so to notify the Company will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Section 5 except to the extent that the Company's rights are materially prejudiced as a result of such delay. In case such notice of any such action shall be so given, the Company shall be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of such action, in which event such defense shall be conducted by counsel chosen by the Company and satisfactory to the Indemnified Party or Indemnified Parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the Company shall elect not to assume the defense of such action, the Company will reimburse such Indemnified Party or Indemnified Parties for the reasonable fees and expenses of any counsel retained by them; provided, however, if the defendants in any such action (including impleaded parties) include both the Indemnified Parties and the Company and counsel for the Company shall have reasonably concluded that there may be a conflict of interest involved in the representation by a single counsel of both the Indemnifying Parties and the Company, the Indemnified Party or Indemnified parties shall have the right to select separate counsel, satisfactory to the Company (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties who are parties to such action.

         Section 6. Certain Definitions.

         As used herein the following terms shall have the meanings set forth below:

"Acceleration Fee" shall mean an amount equal to (i) $0.11 multiplied by
(ii) the number of Remaining Shares

         "Actual Share Purchase Amount" shall mean the actual number of shares of Common Stock purchased by Merrill Lynch pursuant to Section 3(b)(i) of this Agreement on any given Trading Day.

         "Actual Share Purchase Value" shall mean, on any given Trading Day, the product of the Actual Share Purchase Amount and the corresponding Settlement Price.

         "Aggregate Actual Share Purchase Value" shall mean the amount equal to the aggregate value of all Actual Share Purchase Values, as calculated during the Transaction Term.

         "Aggregate Commissions" shall have the meaning set forth in Annex A hereto.

         "Aggregate Purchase Price" shall have the meaning set forth in Annex A hereto.

         "Aggregate Purchase Price Adjustment Value" shall mean the sum (which may be positive, if Merrill Lynch owes the Company value, or negative, if the Company owes Merrill Lynch value) of all Daily Accrual Values for each Trading Day during the Transaction Term.

         "Applicable Adjustment Rate" shall mean, for any given Trading Day, an interest rate equal to the Daily Federal Funds Rate.

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         "Calculation Agent" shall mean Merrill Lynch International.

         "Cap Amount" shall mean 60,000,000 shares.

         "Closing Price" on any day shall mean the last reported sales price regular way of the Common Stock on such day or, in case no such sales price is reported on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in each case on the NYSE, or if not then traded on the NYSE, the principal securities exchange or quotation system on which the Common Stock is then listed or admitted to trading, or if not then listed or admitted to trading on a securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotations Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected by the Calculation Agent.

         "Daily Federal Funds Rate" shall mean, with respect to any Trading Day, the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)".

         "Daily Share Purchase Amount" shall mean between 376,190 to 576,190 shares of Common Stock; provided, that if the daily volume limits of Rule 10b-18 under the Exchange Act fall below 476,190 shares of Common Stock, Merrill Lynch may purchase a large block of Common Stock in order to reduce the future Daily Share Repurchase Amounts to comply with the volume limits of Rule 10b-18(4).

         "Daily Share Purchase Value" shall mean the product of the Actual Share Purchase Amount and the Initial Price.

         "Deficit Daily Value" shall mean, on any given Trading Day, if the Settlement Price is less than the Initial Price, the positive value by which the Daily Share Purchase Value exceeds the Actual Share Purchase Value, but in not event less than zero.

         "Excess Daily Value" shall mean, on any given Trading Day, if the Settlement Price is greater than the Initial Price, the positive value by which the Actual Share Purchase Value exceeds the Daily Share Purchase Value, but in no event less than zero.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Final Settlement Value" shall mean (i) the Aggregate Actual Share Purchase Value minus (ii) the Aggregate Purchase Price minus (iii) the Aggregate Purchase Price Adjustment Value.

         "Final Stock Settlement Shares" shall mean a number of shares of Common Stock determined by the Calculation Agent (rounded up or down to the nearest whole number) equal to the number of shares of Common Stock that the Company would be required to deliver to Merrill Lynch to satisfy its obligations to Merrill Lynch pursuant to Section 1, based on bids in the market for such number of shares of Common Stock as of the Maturity Date.
"Initial Price" shall mean the Closing Price of the Common Stock on the Execution Date

         "Maturity Date" shall mean the earlier of (A) the date on which the total number of shares of Common Stock purchased by Merrill Lynch pursuant to and for purposes of satisfying Merrill Lynch's obligation under Section 3(b)(i) of this Agreement (including for purposes of determining the Final Settlement Value) is equal to or greater than the Initial Shares, provided, that such date may not be after the later of (i) the date that is one day prior to the next ex-dividend date when determined and (ii) August 27, 2004, and (B) an Acceleration Date.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Purchase Price Adjustment" shall mean adjustment amounts accrued on the Excess Daily Value or Deficit Daily Value, as applicable, and excluding the Trading Day on which such Excess Daily Value or Deficit Daily Value, as applicable, arises up from the first business day immediately succeeding the Execution Date to and including the Final Settlement Date at the Applicable Adjustment Rate for such Trading Day.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement, substantially in the form of Annex B attached hereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Settlement Price" shall mean, on any given Trading Day, the weighted average market price per share paid by Merrill Lynch to purchase the Actual Share Purchase Amount.

         "Shortfall Shares" shall mean the shares of Common Stock required to be purchased by Merrill Lynch and delivered to any lender or lenders of Common Stock in the event of any Stock Shortfall in order to satisfy Merrill Lynch's obligations to such lender or lenders.

         "Stock Settlement Deficiency" shall mean the occurrence each date, if any, on which the amount received by Merrill Lynch from the sale of the Final Stock Settlement Shares, plus any other shares of Common Stock delivered by the Company to Merrill Lynch pursuant to Section 1(c), is less than the Final Settlement Value.

         "Stock Settlement Deficiency Amount" shall mean the amount by which the amount received by Merrill Lynch from the sale of the Final Stock Settlement Shares, plus any other shares of Common Stock delivered by the Company to Merrill Lynch pursuant to Section 1(c), is less than the Final Settlement Value.

         "Stock Shortfall" shall mean any period of time during which Merrill Lynch (i) is required to re-deliver shares of Common Stock to any lender of such shares at the demand of such lender and (ii) is unable to satisfy such obligation in full by the use of reasonable commercial efforts to borrow shares of Common Stock from another lender or lenders.

         "Trading Day" shall mean any day on which the Common Stock is traded on the NYSE, or, if not then traded on the NYSE, the principal securities exchange or quotation system on which such securities are then traded or, if not then traded on a securities exchange or quotation system, in the over-the-counter market.

         "Transaction Term" shall mean the period commencing on the Settlement Date after the Execution Date and terminating on, and including, the Maturity Date.

         Section 7. Miscellaneous.

         (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and obligations set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (b) Assignment. Neither the rights under this Agreement nor the obligations created by this Agreement shall be assignable or delegable, in whole or in part, by either party herein without the prior written consent of the other, and any attempt to assign or delegate any rights or obligations arising under this Agreement without such consent shall be void.

         (c) Waivers, etc. No failure or delay on the part of either party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by either party therefrom shall in any event be effective unless the same shall be in writing, and, in the case of a waiver or consent, shall be effective only in the specific instance and for the purpose for which given.

         (d) Beneficiaries. This Agreement shall be binding upon, and inure solely to the benefit of, the Company, Merrill Lynch and no other person shall acquire any rights hereunder. Without limiting the generality of the foregoing, Merrill Lynch's obligations under Section 3(b)(i) are solely for the benefit of the Company and not the holders of any of the Company's securities.

         (e) Changes of Law. If, due to any change in applicable law or regulations or the interpretation thereof by any court of law or other body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement or any transaction contemplated hereby shall become impracticable or impossible, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

         (f) Confidentiality. Subject (i) to any contrary requirement of law or applicable regulator, (ii) to the right of each party to enforce its rights hereunder in any legal action and (iii) in the case of the Company, to the determination by its counsel that disclosure is appropriate or necessary, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential the terms of this Agreement and any information of or concerning the other party which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement.

         (g) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of the Company's counsel and accountants and other experts. Merrill Lynch will pay its own expenses incident to the performance of its obligations under this Agreement.

         (h) Headings. Descriptive headings herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         (i) Counterparts. This Agreement may be executed by the parties hereto in counterparts, and each such executed counterpart shall be, and shall be deemed to be, an original instrument and all such counterparts, taken together, shall constitute one and the same instrument.

         (j) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served if in writing and delivered personally, by telegram, by telecopy or sent by overnight courier, postage prepaid:

                  if to Merrill Lynch:
                  Merrill Lynch International
                  Ropemaker Place
                  25 Ropemaker Street
                  London EC2Y  9LY
                  Attention:  Peter Cotterill

                  Telecopy No.:  44-171-867-4190

                  and, in connection with any notices
                  pursuant to Section 3(a)(ii) by
                  telephone and telecopy to:
                  Merrill Lynch & Co.

                  North Tower
                  World Financial Center
                  New York, New York  10281
                  Attention:  Charles Plohn

                  Telephone No.: (212) 449-4577
                  Telecopy No.:  (212) 449-0355

                  if to the Company:

                  TXU Corp.
                  1601 Bryan Street
                  Dallas, TX 75201
                  Attention:  Legal Department

                  Telephone No.: (214) 812-6005
                  Telecopy No.:  (214) 812-6032

or to such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telegram or telecopy shall be deemed delivered when evidence of the transmission is received by the sender and shall be confirmed in writing by overnight courier, postage prepaid. Notice given by overnight courier as set out above shall be deemed delivered the business day after the date the same is mailed.

         (k) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to conflict of law principles.

         If the foregoing is in accordance with our understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding Agreement between the Company and you.
                                       Very truly yours,

                                       TXU CORP.



                                       By   /s/ Anthony Horton
                                          --------------------------------
                                          Name:  Anthony Horton
                                          Title: Authorized Representative



Accepted as of the date
first written above.

MERRILL LYNCH INTERNATIONAL



By  /s/ Brian Carroll
   -------------------------------
    Name: Brian Carroll
    Title:   Authorized Signatory

                                                                       Annex A


                      PURCHASE AGREEMENT PRICING SUPPLEMENT


Execution Date:  June 29, 2004

Maturity Date: shall mean the earlier of (A) the date on which the total number of shares of Common Stock purchased by Merrill Lynch pursuant to and for purposes of satisfying Merrill Lynch's obligation under Section 3(b)(i) of this Agreement (including for purposes of determining the Final Settlement Value) is equal to or greater than the Initial Shares, provided, that such date may not be after the later of (i) the date that is one day prior to the next ex-dividend date when determined and (ii) August 27, 2004, and (B) an Acceleration Date.

Initial Price (per share):  $39.86

Aggregate Purchase Price:  $797,200,000

Aggregate Commissions:  $1,500,000

Daily Share Purchase Amount:  Between 376,190 to 576,190 shares of Common Stock;
                              provided, that if the daily volume limits of Rule 10b-18 under the Exchange Act falls below 476,190 shares of Common Stock, Merrill Lynch may purchase a large block of Common Stock in order to reduce the future Daily Share Repurchase Amount to comply with the volume limits of Rule 10b-18.









                                       A-1